SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                      Date of Report:  June 20, 1997


                          NPC INTERNATIONAL, INC.
          (Exact name of registrant is specified in its charter)

                                  Kansas
                         (State of incorporation)


     0-13007                                 48-0817298
(Commission Identification No.)                   (IRS Employer
Identification No.)

              720 West 20th Street, Pittsburg, Kansas  66762
            (Address of principal executive office   Zip Code)

              Registrant's telephone number:  (316/231-3390)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to an Asset Purchase Agreement, dated May 29, 1997, by and among NPC International, Inc. and certain of its subsidiaries and affiliates (collectively, the "Company") and Pizza Hut, Inc. and certain of its affiliates (collectively, "PHI"), on June 5, 1997 the Company completed the acquisition of certain of the Pizza Hut restaurants announced April 15, 1997.

     The consideration for the purchase of 51 units was $29.9 million. The Company expects to acquire one additional flood-damaged unit in Minnesota for $1.1 million after Pizza Hut repairs the unit to the Company's satisfaction. The purchase price was negotiated between the Company and PHI, based primarily on the Company's internal review of the value of cash flow generated by operations of the restaurants and future development opportunities perceived to be available to the Company.

     The Company financed the acquisition of the units through it's revolving credit facility, for which the agent bank is Texas Commerce Bank.

     A press release of Registrant issued on June 5, 1997, announcing the completion of the above described acquisition, is attached as an exhibit to this report and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a.) Financial statements of business acquired

     Financial statements are not available at this time. However, in accordance with Rule 3-05(b) of Regulation S-X the applicable statements are expected to be filed prior to August 19, 1997.

(b.) Pro forma financial information

     Pro forma financial information will be filed in conjunction with the filing of the financial statements referred to in Item 7. (a) above.


(c.) Exhibits

     The exhibits set forth on the Index to Exhibits on page 4 are incorporated herein by reference.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          NPC INTERNATIONAL, INC.

DATED:    June 20, 1997



Troy D. Cook
Vice President Finance
Chief Financial Officer
Principal Financial Officer

                             INDEX TO EXHIBITS

                                                                 PAGE  NO.
                                                                 IN THIS
EXHIBIT   DESCRIPTION                                            FILING

2-A       Asset Sale Agreement                                         5

99-A      Press Release of Registrant dated May 15, 1997              28







EXHIBIT 2-A



ASSET SALE AGREEMENT

Date:     May 29, 1997

Parties:            "Sellers" -    Pizza Hut of America, Inc.
                    El Kram, Inc.

          "PHI"-    Pizza Hut, Inc.
                    9111 East Douglas
                    P.O. Box 428
                    Wichita, Kansas 67201

          "Buyers" -       NPC   International,  Inc.   ("NPC")   and   NPC
                    Management, Inc. ("Management")


Recital: The Sellers own or lease a variety of real and personal property that they use in the operations of 52 Pizza Hut restaurants (the "Restaurants") as such Restaurants are described on Schedule 1.1. The Sellers are willing to sell, lease, assign or sublease the assets relating to those restaurants to the Buyers as provided in this Asset Sale Agreement (the "Agreement"). PHI is willing to grant to Management a franchise agreement allowing the Buyers to continue to operate those restaurants as "Pizza Hut" restaurants. The Buyers have inspected each of the operating restaurants and desire to acquire them "AS IS", except as otherwise provided herein, on the terms and conditions set forth in this Agreement.

AGREEMENT: In consideration of the mutual promises set forth in this Agreement, the Sellers, PHI and the Buyers agree as follows:

     1. Transfer of Business. Subject to the terms and conditions of this Agreement, the following sale will take place:

          1.1 Conveyance. The appropriate Sellers will each convey to NPC all of their respective interest in the following types of personal property (the "Assets") relating to the Pizza Hut restaurant business being conducted at the Restaurants (the "Restaurants") listed on Schedule 1.1, subject to the provisions of Section 4.7 hereof:

               (1) All furniture, fixtures and equipment (including computer hardware owned by the Sellers) located in the Restaurants, except as provided in Section 1.2, below;

               (2) Any prepaid rents, utility deposits and miscellaneous deposits with respect to the Assumed Liabilities (as defined) relating to the Restaurants;

               (3) All uniforms, menus, dishes, glassware, utensils and other smallwares located in the Restaurants;

               (4) All useable inventories of food ingredients, supplies, paper products and other consumables in the Restaurants, as well as a change fund for each of the Restaurants in an amount and in denominations adequate to do business at the Restaurant on the morning of the Closing Date (as defined in Section 7); and

               (5) All liquor and other licenses relating to the Restaurants, to the extent those licenses are transferable.

          1.2    Excluded  Equipment.   The  Assets  do  not  include   the
following:

               (1) Leased Equipment. The equipment listed in Schedule 1.2 is leased by the Sellers (the "Leased Equipment"). Sellers will assign  to  the  Buyers, and the Buyers will assume, the  leases  (the
     "Equipment Leases") on the Leased Equipment, to the extent such Equipment Leases are not "Excluded Liabilities" as provided in Section 1.8.

               (2)   FMS/SUS System.  (i) If any of the Restaurants contain
     PHI's proprietary SUS software and the related FMS software (the "SUS/FMS Software"), then the SUS/FMS Software will remain the property of the Sellers. The Buyers will replace the SUS/FMS Software with its own software during a one-year period (the "Roll Out Period") from the Closing. The relevant Buyer shall have a non-exclusive license to use the SUS/FMS Software free of charge during the Roll Out Period pending the installation in the applicable Restaurant of Buyers' software, and the Sellers agree to provide maintenance and support for the SUS/FMS Software used by the Buyers during the Roll Out Period. The parties will coordinate and use their reasonable best efforts to assist each other in removing the Sellers' SUS/FMS Software and installing the Buyers' software during the Roll Out Period. The Buyers may not disconnect, deinstall, move or tamper with the SUS/FMS Software before the removal of the SUS/FMS Software from the Restaurants.

                    (ii) Norand System. If any of the Restaurants contain PHI's proprietary software (the "Norand Software") used in connection with the Norand cash registers and computer equipment, then the Norand Software will remain the property of the Sellers. The Buyers will replace the Norand Software with its own software during the applicable Roll Out Period. The relevant Buyer shall have an non-exclusive license to use the Norand Software free of charge during the Roll Out Period pending the installation in the applicable Restaurant of Buyers' software, and the Sellers agree to provide maintenance and support for the Norand Software used by the Buyers during the Roll Out Period. The parties will coordinate and use their reasonable best efforts to assist each other in removing the Sellers' Norand Software and installing the Buyers' software during the Roll Out Period. The Buyers may not disconnect, deinstall, move or tamper with the Norand Software before the removal of the Norand Software from the Restaurants.

                    (iii) Exclusion of Touch-Screen Computers. The parties acknowledge that the Assets being sold will not include the 13 touch-screen Point-of-Sale systems (the "Touch-Screens") located in 13 of the Restaurants. The Sellers agree to replace the Touch Screens in the applicable Restaurants with SUS 486 computers installed with the SUS/FMS Software within 30 days of the Closing.

               (c) Ordinary Course of Business Sales. Any personal property relating to any individual Restaurant which has been disposed of prior to the Closing in the ordinary course of business consistent with the past operations of such Restaurant, subject to the provisions of Section 4.1 regarding the replacement of such assets, will not be included in the Assets.

          1.3  Real Property.

               (1) Owned Real Properties. Sellers own the parcels of real estate listed in Schedule 1.3(a) and the buildings and premises located thereon (the "Owned Real Properties"). The appropriate Seller will lease to the appropriate Buyer the Owned Real Properties on the terms set forth in the lease (the "Lease") in substantially the form of Exhibit "A" attached hereto.

               (2) Leased Real Properties. Sellers lease from unrelated third parties the parcels of real estate listed in Schedule 1.3(b) (the "Leased Real Properties"). Sellers will use reasonable, good-faith efforts to obtain prior to the Closing:

                    (1) from each landlord from whom consent to an assignment to Buyer is required, a consent to that assignment (it being understood that Sellers will use reasonable, good faith efforts, for a 60-day period after the Closing, to continue to obtain any such assignments not obtained prior to the Closing); and

                    (2) from each landlord an estoppel certificate showing substantially the information shown on Schedule 1.3(b)(ii).

With respect to the leases for the Leased Real Properties (the "Real Property Leases") which have terms expiring prior to June 30, 1999 and which have no renewal options thereafter, PHI agrees to use all reasonable efforts to obtain prior to the Closing two five year renewal options for such leases at rates reasonably acceptable to the Buyers. Sellers and PHI need not pay any consideration to obtain such renewal options, the consent to assignment or the estoppel certificate. If any required consent to an assignment cannot be obtained, Sellers may, at their option, either sublease the affected property to the Buyers or assign the lease without consent; in either event, Sellers will indemnify Buyers (using a mutually agreeable form of indemnity) against claims by the respective landlord arising out of the sublease/assignment without consent.

          1.4 Licenses. The Buyers understand they need various licenses and permits (including alcoholic beverage licenses) to conduct the business following Closing, and that some or all of the licenses are nontransferable. Neither this Agreement nor the Closing will in any way be conditioned upon or subject to the Buyers' ability to obtain any required license or permit, including alcoholic beverage licenses, except as provided in Section 4.7. Except as provided below, Sellers will remove all of Sellers' licenses from the Restaurants on the Closing Date, except those licenses or permits which Buyer has prior to the Closing Date requested (i) be left in the Restaurant for transfer or (ii) be left in the Restaurant subject to temporary use pursuant to Section 1.4(c) hereof.

     If, prior to the Closing Date, the Buyers request the temporary use of any of the nontransferable alcoholic beverage licenses until the Buyers obtain their own licenses, the Sellers will allow that use, but only if each of the following conditions is (in Sellers' opinion) satisfied:

               (1)  Sellers have no other use for the licenses;

               (2)    The   Buyers   demonstrate  to  Sellers'   continuing
     satisfaction that the Buyers are diligently and in good faith trying to obtain the appropriate licenses for each Restaurant;

               (3) The use of Sellers' licenses by the Buyers on an interim basis is legally permissible and poses no liability or other risk to Sellers that Sellers (in their sole discretion) consider unacceptable; and

               (4)   The  Buyers  agree in writing, in form  acceptable  to
     Sellers:

                    (1) to indemnify Sellers against all claims, losses, liability (including fines), expenses (including reasonable attorneys' fees), or damages that Sellers suffer as a result of Buyer's use of the licenses;

                    (2) to pay a fee of $100.00 per license per month in exchange for Sellers' management services in connection with Buyers' use of Sellers' licenses, beginning 90 days after the Closing Date, and continuing for each month or portion of a month that the Buyers' use any of Sellers' licenses; and

                    (3) to reimburse Sellers promptly for any out-of-pocket expenses (including outside counsel fees) incurred in connection with this Section.

          1.5 Restaurant Inventories and Change Funds. At the close of business on the day immediately prior to the Closing Date, Sellers' representatives (who may, at Buyers' election, be accompanied by Buyer's representatives) will take inventory, utilizing an Inventory Form in the form of Exhibit "B", of the food ingredients, supplies, paper products, and other consumables in each Restaurant and count each Restaurant's change fund. The Buyers may, at their option, send their representatives to the Restaurants to accompany Sellers' representatives during these inventory/cash counts, and may then verify the accuracy of those inventory/cash counts. Unless Buyers' representatives accompany Sellers' representatives during these inventory/cash counts and point out any discrepancies during the inventory/cash counts, the inventory/cash counts prepared by Sellers' representatives will be final. The Buyers will reimburse Sellers for Sellers' actual costs of the useable inventories and change funds, net of any offsets, as provided in Section 7.1.

          1.6 Purchase Price and Other Payments. As consideration for this Agreement, Buyers will pay Sellers and PHI the following amounts at the times noted:

               (1) The consideration to be received by the Sellers and PHI hereunder shall be the sum $31,000,000 (the "Purchase Price"); provided, however, $29,900,000 of the Purchase Price will be paid at the Closing with the remaining $1,100,000 to be paid upon the re-opening of the Restaurant located in Breckenridge, Minnesota in accordance with the provisions of Section 4.7(c)(iii). The Purchase Price shall be allocated among the Assets, the initial franchise fee and a buydown of the percentage of net sales payable under the Franchise Agreement, as defined herein, as set forth in Schedule 1.6 attached hereto.

               (2) Reimbursement for useable inventory and change funds and for prepaid rental expense to third parties pursuant to the Leased Real Property and other prepaid expenses and reimbursement for any other items payment for which is due to Sellers under this Agreement.

               (3) One-half of the transfer, documentary, recording or other fees as contemplated by Section 7.6 hereof.

The Purchase Price and any other amounts due at Closing will be paid by wire transfer, in immediately available funds, to an account or accounts designated by Sellers and PHI.

          1.7 Closing Documents. At the Closing of the sale, Sellers, PHI and the Buyers will exchange the following fully executed documents:

               (1) the Franchise Agreement (including the Amendment to Franchise Agreement);

               (2) Assignment and assumption agreement for the Real Property Leases, in the form of Exhibit "C", accompanied by any required consents and estoppel certificates (or indemnities) as contemplated by Section 1.3(b);

               (3) a Bill of Sale for the Assets, in the form attached as Exhibit "D";

               (4) Assignment and assumption agreements for the Equipment Leases and contracts being assumed in the form of Exhibit "E" hereto;

               (5)  the Leases for each of the Owned Real Properties; and

               (6)  any other documents reasonably requested by any party.

          1.8 Non-Assumption. At the Closing, the Buyers shall assume the liabilities of PHI and the Sellers that relate to the operation of the Restaurants from and after the Closing Date (the "Assumed Liabilities"); provided, however, the Buyers shall not be obligated to assume and perform the obligations arising under the "Excluded Liabilities" after the expiration of 90-day period following the applicable Closing Date. As used herein, the "Excluded Liabilities" shall mean any equipment leases or contracts which cannot be terminated within 90 days from the date of the Closing Date and which Buyers identify in writing to the Sellers within 60 days after the Closing Date. Except as specifically contemplated by this Agreement, the Buyers are not assuming any liabilities or obligations that arise from the operation of the Restaurants on or before the Closing Date, and the Sellers agree to timely perform all obligations relating to the Restaurants that arise out of operations of the Restaurants for the period prior to the Closing Date.

     2.    REPRESENTATIONS  AND  WARRANTIES OF THE  SELLERS.   The  Sellers
warrant to the Buyers that, as of the date of this Agreement and as of  the
Closing:

          2.1 Title to Assets. The relevant Seller has good and marketable title to all of the Assets, free and clear of any liens and encumbrances, except for liens for current taxes not yet due and payable and liens securing the Equipment Leases (other than the Excluded Liabilities). This warranty does not constitute a warranty by Sellers of the title of the owners of the Leased Real Estate and the Leased Equipment.

          2.2 Adequacy of Assets. The Assets and the Leased Equipment constitute all of the items of personal property necessary to operate the Restaurants as PIZZA HUT restaurants, except for the SUS/FMS Software, the Norand Software and Touch Screens as contemplated in Subsection 1.2(b) above. These representations do not constitute a warranty of the condition of the Assets, which are sold "AS IS", with all faults, except as otherwise provided herein.

          2.3 Leases. Each of the Real Property Leases and each of the Equipment Leases is in full force and effect, and no Seller has been given notice of default under any of them. Subject to obtaining required consents, the relevant Seller has the right to assign each such material Equipment Lease and Real Property Lease to the relevant Buyer, providing the relevant Buyers with the right to occupy the premises or to use the Leased Equipment on the same terms and conditions as such Sellers had prior to any assignment. This warranty does not constitute a warranty as to the adequacy of the lessor's title to any of these items.

          2.4 Corporate Power and Authority. Each Seller is duly organized and in good standing under the laws of its state of incorporation or organization and has full power and authority to execute, deliver and perform its obligations under this Agreement.

          2.5 Insurance. The Sellers carry adequate insurance (both in form and amount) with respect to their properties, assets and business. That insurance is in effect and will be kept in effect through the Closing.

          2.6 Taxes. The Sellers have filed all requisite federal, state and local tax returns relating to the ownership and operation of the Restaurants and paid all taxes required thereby, to the extent they have become due and payable, other than those presently payable without penalty or interest, and except any that are being contested in good faith by appropriate proceedings. The Sellers will indemnify Buyers for any damages suffered by the Buyers as a result of the Sellers' failure to pay any such taxes to the extent such taxes related to the ownership or operation of the Restaurants prior to the applicable Closing.

          2.7    Environmental  Matters.  To  the  best  of  the   Sellers'
knowledge, without independent investigation:

               (1)  The Restaurants contain no asbestos in friable form;

               (2) No underground petroleum or chemical storage tanks or underground storage facilities are located under or adjacent to the Restaurants.

               (3) No contaminant, industrial waste, pollutant*, toxic or hazardous waste, or any similar substance of any kind or character has been stored, processed, or disposed of in or around the Restaurants by the Sellers in conducting their business, or discharged at any time by the Sellers directly or indirectly into the environment in violation of any law or governmental regulation applicable to the Sellers, or into any sanitary sewer connection or treatment system except in conformity with requirements of all applicable laws, regulations and valid permits as the result of any activities of the Sellers, nor has any such act or occurrence taken place under the ownership of a prior owner which has not been cured.

               (4) With respect to the Restaurants, the Sellers have not at any time been the subject of any governmental investigation or proceeding pertaining to the use, storage, processing, transportation or disposition of toxic or hazardous waste or any other subject or material that has been determined to be hazardous to human health under applicable law or government regulation, nor have they been the subject of any governmental investigation or proceeding pertaining to violation of any waste water or sewage disposal statutes or regulations applicable to the business and operations of the Sellers.

          2.8   Regulatory Compliance. Subject to the provisions of Section
4.7 hereof, each of the facilities of the Restaurants meet or exceed that standard which is the average PHI owned Pizza Hut restaurant level of compliance with the provisions of the Americans With Disabilities Act (the "ADA") as well as other governmental standards in effect as of the Closing Date with which the Restaurants need to comply in order for the Buyers to operate the Restaurants as Pizza Hut restaurants.

          2.9 Brokerage and Finder's Fees. None of the Sellers nor any stockholder, director, officer, partner, or employee of any Seller has incurred or will incur on behalf of the Sellers, any brokerage, finder's or similar fee in connection with the transfers contemplated by this Agreement.

          2.10 Absence of Certain Changes. To the knowledge of each Seller, each of the unaudited profit and loss summaries (the "Profit and Loss Summaries") that relate to the Restaurants for the 52-week period ended April 16, 1997 previously delivered to the Buyers are true and correct in all material respects. Since April 16, 1997, none of the Restaurants have suffered any material adverse change in its financial condition or results of operations other than changes in the ordinary course of business that, individually or in the aggregate, have not had a material adverse effect on such Restaurants, other than the flooding described in Section 4.7 hereof. The Sellers agree to inform the Buyers of any material adverse changes to the financial condition or results of operations of the Restaurants prior to the Closing.

     3. REPRESENTATIONS AND WARRANTIES OF THE BUYERS. The Buyers, jointly and severally, hereby represent and warrant to the Sellers that, as of the date of this Agreement and as of the Closing:

          3.1 Organization, Standing and Power of the Buyers. Each of the Buyers is duly organized and in good standing under the laws of the state in which it is incorporated and in which it is doing business, and has full power to enter into this Agreement.

          3.2 Obligations Under Franchise Agreement. NPC is now current in payment, and at Closing will be current in payment, due and payable under all other franchise agreements that NPC has with PHI, and on all indebtedness to and accounts with PHI, PFS, I.P.H.F.H.A., Inc., and all local Pizza Hut advertising cooperatives. NPC (and each of its affiliates) is, to the best of its knowledge, in good standing (as such term is defined in the existing franchise agreements) in the existing franchise agreements it has with PHI.

          3.3 Brokerage and Finder's Fees. Neither of the Buyers nor any stockholder, director, officer, partner, or employee of any Buyer has incurred or will incur on behalf of the Buyers, any brokerage, finder's or similar fee in connection with the transfers contemplated by this Agreement.

     4.   COVENANTS.

          4.1 Operation Until Closing. Since April 14, 1997, the Sellers have operated, and through the Closing Date the Sellers will operate, the Restaurants in the ordinary course of business, other than changes attributable to the flooding described in Section 4.7 hereof. Each Seller will maintain all of the Assets with respect to the Restaurants operated by such Seller in substantially the same condition (ordinary wear and tear excepted) as it was in on April 14, 1997, except (i) Assets disposed of in the ordinary course of business consistent with the past operations of such Restaurant; provided, however, any such Assets must be replaced by similar Assets of equal or greater value in like or better condition than those
Assets transferred or removed, (ii) Assets transferred among Restaurants that are subject to this Agreement; or (iii) changes attributable to the flooding described in Section 4.7 hereof. The damage or destruction of any Restaurant operated by any Seller before the Closing will not affect the Buyers' obligation to close the transactions contemplated by this Agreement, except as provided in Section 4.7 hereof. Subject to the requirements of any applicable Real Property Lease, such Seller shall proceed to repair the damage or, if such repair is not reasonably practicable in the reasonable opinion of such Seller, then such Seller shall credit to the Buyers at the Closing an amount equal to the sum of the reasonable cost (as agreed by the Buyers and the Sellers) of repairing or restoring the damaged or destroyed restaurant to substantially the same condition as immediately before the damage or destruction.

          4.2 Access to Restaurants. The Buyers may inspect each Restaurant (under the conditions set forth below) to assess the condition of the business and the Assets being conveyed pursuant to this Agreement. As to each inspection, the Buyers must schedule the inspection with PHI, the Buyers must be accompanied by an agent or employee of PHI and the Buyers must conduct the inspection in a manner that minimizes disruption to the Restaurant's operations.

          4.3 Hart-Scott-Rodino Act. The Buyers and the Sellers shall, in cooperation with each other, file (or cause to be filed) with each of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") any reports or notifications that may be required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in connection with the transactions contemplated by this Agreement. The Buyers and the Sellers shall promptly comply with all requests for further documents and information made by the DOJ or the FTC, shall use their best efforts to obtain early termination of all waiting periods under the HSR Act, and shall furnish to the others all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the others. All fees due from any party to the FTC or the DOJ under the HSR Act in connection with the filing of any of those reports or notifications shall be borne by the party making such filing.

          4.4 1996 Franchise Agreement and Amendment Thereto. Subject to the terms and conditions of this Agreement, PHI will grant to Management the franchise rights and obligations contained in the form of 1996 Pizza Hut Location Franchise Agreement as amended in the Amendment to Franchise Agreement, each in the form attached hereto as Exhibits "F" and "G", respectively (such Franchise Agreement, as amended by the Amendment to Franchise Agreement is referred to as the "Franchise Agreement"). A copy of the form of the Franchise Agreement has been provided to Management with PHI's Uniform Franchise Offering Circular.

          4.5 Maintenance on Computer Hardware. The Sellers agree to pay the maintenance fees on the computer hardware owned by the Sellers and included in the Assets for one year following the applicable Closing. The Buyers acknowledge that such maintenance will be performed by a third party.

          4.6 Post-Closing Audit. PHI will produce audited financial statements, in accordance with the requirements of Rule 3-05 of Regulation S-X promulgated under the Securities Act of 1933, as amended, reasonably in advance of the date required for Buyers' filing of a report on Form 8-K under the Securities Exchange Act of 1934, as amended. The audit fees associated with preparation of these audited financial statements will be borne by Buyers.

          4.7  Certain Covenants Regarding the Condition of the Assets.

               (a) If any of the facilities for the Restaurants do not meet the level of compliance with the ADA and other applicable governmental regulations (collectively, the "Governmental Standards") to the extent and as set forth in Section 2.8 hereof, then, subject to the terms and condition contained herein, the Sellers agree to reimburse the Buyers for reasonable and documented costs and expenses (the "Documented Expenses") incurred by the Buyers to cause such Restaurant facility to meet the Governmental Standards. Notwithstanding the foregoing, the Sellers' reimbursement obligation is limited to building design and structural issues and to those Restaurants where (i) the Documented Expenses exceed $25,000 and (ii) the Buyers have received notification (and a copy of such notification is sent to the Sellers within 75 days from the Closing Date) by the applicable governmental agency that such Restaurant facility fails to meet such Governmental Standards within 60 days of the Closing Date. If a Restaurant must be closed for modification to satisfy such Governmental Standards, then the Sellers agree to reimburse the Buyers within 20 days after receiving a reimbursement request for the
     Documented Expenses and any lost cash flows attributable to the closing of the Restaurant. The lost cash flows will be calculated on a per day amount based on the average daily cash flows for the rolling 13 periods ending on the accounting period immediately prior to the Closing Date. The Buyers agree that the Sellers' obligation to reimburse the Buyers' Documented Expenses is limited to modifications to the Restaurant facility relating to building design or structural issues.

               (b) Prior to the Closing, the Sellers will cause the ovens in each Restaurant to be upgraded to the new standard for preparation of the Lightning Bolt product.

               (c) (i) The parties acknowledge that some of the Restaurants listed on Schedule 4.7 have been damaged by the flooding occurring in Fargo, Grand Forks and East Grand Forks, North Dakota and Moorehead and Breckenridge, Minnesota (the "Flooded Area"). The Sellers and the Buyers agree that any Restaurant premises, whether leased from third parties or Sellers, and any equipment, furniture, fixtures, smallwares or other item related to the operation of such Restaurant damaged from the flooding in the Flooded Areas will be repaired or replaced, regardless of book value, at the sole cost and expense of Sellers and to the satisfaction of Buyers prior to Closing or, with respect to the Restaurant located in Breckenridge, Minnesota, prior to such Restaurant's reopening. All repairs/ replacements shall be in conformity with local codes and with the system-wide standards of Pizza Hut restaurants. The Buyers shall have 90 days after delivery of possession of any Restaurant in the Flooded Area sustaining flood-related damage to identify to the Sellers any such damage not apparent as of the Closing Date, and the Sellers shall pay up to $25,000 per damaged Restaurant to repair any such flood-related damages. Further, if any Restaurant in a Flooded Area has been identified by a health organization as a source of any food-borne illness and such illness in the Buyers' judgment has caused a negative impact on the net sales of such identified Restaurant, then the Buyers have the option to refuse to purchase any or all of the Restaurants located in the same city in the Flooded Area where the identified Restaurant is located and the parties will negotiate a reduction in the Purchase Price.

                    (ii) If any local infrastructure supporting the Business in the Flooded Area (e.g., water treatment facilities, sewer systems, etc.) is damaged to a point which will cause extraordinary cost of operation of a Restaurant and Buyers temporarily discontinue operations of such Restaurant on or immediately after the Closing Date, then Sellers agree to pay the applicable deductible in an amount not to exceed $25,000 under Buyers' business interruption insurance.

                    (iii) The parties acknowledge that (A) the Restaurant located in Breckenridge, Minnesota has been damaged by the flooding and will not be able to reopen to the public until on or about July 2, 1997 (the date such Restaurant reopens to the public is referred to herein as the "Reopening Date") and (B) $1,100,000 of the Purchase Price is attributable to the purchase of this Restaurant. The Reopening Date will be a date determined by the Buyers which in no event will be later than 30 days from the occurrence of the following two events: (x) the repairs or replacement of the Assets used in the operation of the Restaurant in accordance with standards set forth in subsection (i) hereof will be completed by the Sellers to Buyers' satisfaction and (y) the Sellers will have obtained the necessary approvals of the applicable local authorities to reopen the Restaurant. The closing for the purchase of the Restaurant will be delayed until the Reopening Date at which time Buyers agree to pay to the Sellers by wire transfer the remaining $1,100,000 of the Purchase Price, and the parties will execute such bills of sale, assignment and assumption agreements, an assignment of lease and other documents as is necessary to convey the Assets used in the operation of such Restaurants to the Buyers. In addition, at such closing, the parties agree to execute an amendment to the Franchise Agreement to add the Restaurant, Breckenridge, Minnesota and the county where such Restaurant is located to the Franchise Agreement and related documents. References in this Agreement to the "Closing Date" or the "Closing" with respect to the Restaurant located in Breckenridge, Minnesota shall mean the date the closing with respect to the sale of such Restaurant actually occurs.

     5. Sellers' Employees. Sellers' policy on refranchising (a copy of which is attached as Schedule 5) does not obligate Sellers to offer transfer opportunities to any of its employees who will be affected by sale of the Restaurants. Sellers will seek to provide opportunities for employees to remain with Sellers but such employment is not guaranteed and will depend on Sellers' assessment of its business needs as well as the employee's performance. Unless otherwise agreed before Closing, with respect to any of Sellers' restaurant-level employees (i.e., all employees at the level of "Restaurant General Manager" or below), Sellers will terminate the employment of those employees at the close of business on the day immediately prior to the Closing Date. These terminated employees may become employees of Buyers as of the Closing Date. All claims of the employees arising out of their employment with Sellers before the Closing Date will be the sole liability of Sellers, and Sellers will indemnify Buyers from all claims of that nature. Sellers will directly pay all terminated employees, including any of the employees hired by Buyers (the "Hired Employees"), for earned and unused vacation, in accordance with Sellers' normal policies (which do not call for Sellers to pay for accrued but unearned vacation) or as required by law.

     As between Sellers and Buyers, Buyers assume all claims of the Hired Employees relating to employment by Buyers arising after the Closing Date, and Buyers will indemnify Sellers from all such claims by them. For the purpose of determining benefits for Hired Employees, Buyers agree to honor the Hired Employees' length of service and anniversary dates with Sellers. Sellers will furnish Buyers a list of the Hired Employees stating length of service and anniversary dates. Buyers understand that the active participation of the Hired Employees in all benefit plans maintained by Sellers will end on the Closing Date. Sellers will continue any employee benefit payment obligations for Hired Employees who are on leave of absence or disabled on the Closing Date.

     If any of Sellers' employees elect to transfer to other operations of Sellers ("Electing Employees"), in accordance with Sellers' policy on refranchising, the Sellers will (upon request by Buyers) use their reasonable best efforts to provide to Buyers the services of some or all of the Electing Employees (as chosen by Buyers) for a minimum of 60 days after the Closing. Buyers will reimburse Sellers for all payroll and benefit costs associated with any such loaned Electing Employees.

     6.   Conditions to Closing.

               (1) The obligations of the Sellers, on the one hand, and the Buyers, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                    (1) there shall not be in effect any preliminary or permanent injunction or other order issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States Federal or state governmental authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or any other agreement or document contemplated hereby; and

                    (2) any filings required to be made under the HSR Act shall have been made, and all applicable waiting periods thereunder with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

               (2)    Each   Seller's   obligations   to   consummate   the
     transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by such Seller):

                    (1)   each  of the representations of each Buyer  under
          this Agreement and each of the other agreements and documents contemplated hereby shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though such representations had been made again at and as of that time, except to the extent that any such representations expressly relate to an earlier date in which case any such representations shall be true and correct in all material respects at and as of such earlier date;

                    (2) each Buyer shall have performed and complied with each obligation, covenant and condition required by this Agreement and the other documents contemplated hereby to be performed or complied with by it prior to or at the Closing, with such exceptions as could not reasonably be expected to result in a material adverse effect on the ability of the Buyers to perform their obligations under this Agreement or any other agreement or document contemplated hereby;

                    (3) The Capital Expenditures Committee of PepsiCo, Inc. will have approved the transactions contemplated by this Agreement;

                    (4) The Sellers will have received a copy of an action by Buyers' Board of Directors approving the purchase of the Assets under this Agreement certified by an authorized officer of the applicable Buyer; and

                    (5) The Buyers will deliver to Sellers a statement, signed by the Buyers' Chief Financial Officer, certifying that at least 20% of the combined total of the payments being made to Sellers and PHI at Closing will be represented by "at risk capital" as defined by applicable accounting rules.

               (3) Each Buyer's obligations to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by such Buyer):

                    (1) each of the representations of each Seller under this Agreement and each of the other agreements and documents contemplated hereby shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though such representations had been made again at and as of that time, except to the extent that any such representations expressly relate to an earlier date in which case any such representations shall be true and correct in all material respects at and as of such earlier date;

                    (2) each Seller shall have performed and complied with each obligation, covenant and condition required by this Agreement and the other documents contemplated hereby to be performed or complied with by it prior to or at the Closing, with such exceptions as could not reasonably be expected to result in a material adverse effect on the ability of the Sellers to perform their obligations under this Agreement or any other agreement or document contemplated hereby;

                    (3) Buyers will have received a copy of a resolution of Sellers' Board of Directors approving the sale of the Assets certified by an authorized officer of the applicable Seller; and

                    (4) Buyers shall have completed the inspection of the Assets and facilities of the Restaurants.

     7. Closing. Unless otherwise agreed, the consummation of the transactions contemplated by this Agreement will occur at the "Closing", which will be held at the offices of Sellers, at 10:00 a.m. (local time) on or before, at Sellers' discretion, June 4, 1997 (As used herein, the date any Closing or Closings actually occur is referred to in this Agreement as the "Closing Date"). At the Closing, the Sellers shall deliver to the Buyers such bills of sale, instruments of assignment, transfer and conveyance and the other documents contemplated by this Agreement. Against such delivery, the Buyers shall deliver to the Sellers the Purchase Price to be paid at the Closing in accordance with Section 1.6 above and the other documents contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed. Upon the completion of the Closing, title to the Assets and the assumption of the Assumed Liabilities will be deemed to be effective as of 12:01 am on the Closing Date. Sellers will cooperate with Buyers to see that the transfer of the Assets proceeds smoothly.

          7.1 Post-Closing Adjustments. From time to time after the Closing Date, Buyer or Sellers may prepare and submit to the other party one or more post-closing statements concerning any obligations that become due under this Agreement that were not paid at Closing, offsetting any amounts owed by the other party. The net amount owed will be paid within 30 days after receipt of the post-closing statement. Any amount not paid within 30 days after receipt of a post-closing statement will bear interest at the rate of 18% per annum, or the maximum legal rate. Without limiting the generality of this provision, the following is a non-exclusive list of some of the types of items that may be reimbursed through use of post-closing statements: rent; equipment lease payments; utilities; inventories and change funds; sales taxes and any applicable interest and penalties; real or personal property taxes; and any amounts due pursuant to Section
4.7 hereof.

          7.2 Post-Closing Indemnification. Buyers (jointly and severally) will indemnify Sellers, their affiliates, subsidiaries, employees, officers, directors, and agents, on an after-tax basis, against any loss, cost, damage, or other expense (including attorney's fees) (collectively, "Losses") that arise from operation of the Restaurants or related properties after Closing. Sellers (jointly and severally) will indemnify Buyers, their affiliates, subsidiaries, employees, officers, directors, and agents, on an after-tax basis, against any Losses that arise from operation of the Restaurants or related properties on or before the Closing.

          7.3 Additional Documents. Following the Closing, each of the parties covenants to provide such additional documents or instruments as the other party may reasonably request for the purpose of carrying out this Agreement. Sellers will use their best efforts to have their present officers, directors, and employees cooperate after the Closing in furnishing information, evidence, testimony and other assistance concerning matters that occurred prior to the Closing.

          7.4  Buyer's Acknowledgment. Buyer acknowledges that:

               (1) Except as set forth in Section 7.4 (b), below, Sellers (and their agents and employees) have made no statements or warranties to Buyers as an inducement for Buyers' decision to purchase, except as contained in this Agreement or in the PHI Franchise Offering Circular for Prospective Franchisees, and Buyers' decision to purchase was made independently by them with the aid of professional counselors, including legal, accounting, and financial advisors.

               (2) Sellers have made available to Buyers, before Buyers' execution of this Agreement, the Profit and Loss Summaries. Buyers' decision to purchase the Assets for the consideration set forth in this Agreement was made independently, based on inspection of the Profit and Loss Summaries by Buyers or their agents or representatives (and on other information available to the Buyers because of Buyers' experience in the Pizza Hut System), without reliance on the book ledgers or on any oral statements of any kind or character by Sellers or their representatives.

          7.5 Information Statement. Buyers and Sellers will timely file any information statement required by regulations issued pursuant to
Section 1060(b) of the Internal Revenue Code of 1986, as amended.

          7.6 Transfer Fees and Expenses. Buyers and Sellers will share equally all sales taxes due and payable, and any penalties and interest associated therewith as a result of the sale of the Assets. At Buyers' discretion, Buyers may record any assignments and subleases. Buyers (on the one hand) and Sellers (on the other hand) will share equally all transfer, documentary, recording or other fees and/or taxes attributable to such transfers and recording. Buyers may collect Sellers' half of those fees, and Sellers may collect from Buyers half of any sales taxes and penalties and interest associated therewith, through post-closing statements generated in accordance with Section 7.1.

     8.   Miscellaneous.

          8.1   Notices.   Notices  may  be given  to  each  party  at  the
respective addresses set forth on the first page of this Agreement.

          8.2 Termination of Agreement. This Agreement will terminate and be of no further force and effect if the transfer has not been consummated by the close of business on June 11, 1997.

          8.3 Modification and Waiver. No modification or waiver of any of the provisions of this Agreement, and no consent by any of the parties to any departure from the provisions of this Agreement by the other party, will be effective unless the modification or waiver is in writing and signed by the party or parties to be bound. Each modification or waiver will be effective only for the period, on the conditions, and for the specific instances and purposes specified in the writing. No notice to or demand on any of the parties in any case will entitle it, them, or any of them to any other or further notice or demand in similar or other circumstances.

          8.4 Assignment: Binding Effect. This Agreement is intended to inure to the benefit of, and is binding upon, the parties and all of their respective successors and permitted assigns. This Agreement is not, however, assignable or transferable, in whole or in part, by any of the parties except upon the express prior written consent of all of the other parties, and nothing contained in this Agreement is intended to confer upon any person, other than the parties and their respective heirs, successors, and permitted assigns, any rights, remedies, or obligations under, or by reason of, this Agreement. Any request by the Buyers for Sellers' consent to the assignment of this Agreement will be subject to the conditions on assignment contained in the Franchise Agreement.

          8.5 Severability. If any provision or provisions of this Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, is invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or a result of future legislative action, that determination or action will be construed (whenever possible) so as not to affect the validity or enforceability hereof or thereof and will not affect the validity or effect of any other portion hereof or thereof which shall remain in full force and effect.

          8.6 Entire Agreement. This Agreement (including Exhibits "A" through "G" and the Schedules, which are incorporated into this Agreement by reference) contains the entire understanding of the parties with respect to the transactions contemplated by this Agreement and may be amended, modified, supplemented, or altered only by a writing duly executed by all of the parties. Any prior agreements or understandings relating to the same subject matter, whether oral or written, are entirely superseded by this Agreement.

          8.7 Confidential Information. This Agreement, the terms of the transactions contemplated by this Agreement, and any other information heretofore or hereafter disclosed or obtained in connection with this Agreement concerning the business, operations, affairs, or financial condition of any party hereto (collectively, the "confidential information"), will be kept confidential, except as otherwise required by law or legal process and except to the extent (i) the confidential information is or has been disclosed to any lender, to PepsiCo, Inc. or to the respective attorneys, accountants, and financial advisors of any party hereto, (ii) the confidential information is or hereafter becomes lawfully obtainable from other sources, or (iii) this duty of confidentiality is waived in writing by the party to whom the confidential information relates. These obligations of confidentiality will permanently survive termination or abandonment of this Agreement.

          8.8 Governing Law. This Agreement, and all instruments delivered in connection with this Agreement, unless otherwise expressly provided in those other instruments, shall in all respects be construed in accordance with and governed by the substantive laws of the State of Kansas without regard to principles of conflicts of laws.

          8.9 Bulk Sales Waiver. The Sellers and the Buyers each waive compliance by the other with any bulk sales or similar laws that may be applicable to the transactions contemplated by this Agreement.

          8.10 Expenses. Except as otherwise expressly provided in this Agreement, each of the parties will bear its own expenses incident to this Agreement and the transactions contemplated by this Agreement, including without limitation all fees and disbursements of counsel and accountants retained by the party, whether or not the transactions contemplated by this Agreement are consummated.

          8.11 Construction. The captions of the various articles and sections of this Agreement have been inserted for the purpose of convenience of reference only. The captions are not a part of this Agreement and will not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

          The word "include", in all its tenses and variations, is always used in a non-exclusive sense, as if followed by the phrase "without limitation".

          The auxiliary verb "will" is mandatory. The auxiliary verb "may" is permissive (and, by extension, is prohibitive when used negatively, as a denial of permission).

          8.11 Time is of the Essence. Time is of the essence in the performance of this Agreement.


                   [Signature page to follow]
     IN    WITNESS   WHEREOF,   the
parties  have  hereunto  set  their     PIZZA HUT OF AMERICA, INC.
hands  and  seals on the  date  and     EL KRAM, INC.
year first above written.

                                        By:
                                             Robert C. Kreidler
                                             Attorney-in-Fact

                                        PIZZA HUT, INC.


                                        By:
                                          Robert C. Kreidler
                                          Vice President

                                        NPC INTERNATIONAL, INC.


                                        By:
                                          Troy D. Cook
                                          Vice President

                                        NPC MANAGEMENT, INC.


                                        By:
                                          Troy D. Cook
                                          Vice President

108450.9/SAH
                INDEX TO EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit "A"         Lease
Exhibit "B"         Inventory Form
Exhibit "C"          Assignment  and  Assumption Agreement  (Real  Property
               Leases)
Exhibit "D"         Bill of Sale
Exhibit "E"          Assignment and Assumption Agreement (Equipment  Leases
               and Contracts)
Exhibit "F"         Franchise Agreement
Exhibit "G"         Amendment to Franchise Agreement



SCHEDULES

Schedule 1.1        List of Restaurants
Schedule 1.2        Leased Equipment
Schedule 1.3(a)          Owned Real Property
Schedule 1.3(b)          Leased Real Estate
Schedule 1.3(b)(ii)      Information for Estoppel Certificate
Schedule 1.6        Allocation of Consideration
Schedule 4.7        Restaurants in the Flooded Area
Schedule 5               Policies on Refranchising








EXHIBIT 99-A
                                                     Contact:  Troy D. Cook
                                                 Vice President Finance and
                                                    Chief Financial Officer
                                                             (316) 231-3390


FOR IMMEDIATE RELEASE


                 NPC INTERNATIONAL, INC. ANNOUNCES CLOSING
                     OF 52 UNIT PIZZA HUT ACQUISITION

       Pittsburg, Kansas (June 5, 1997) - NPC International, Inc. (NASDAQ:NPCI) today announced that it had completed the acquisition of 51 units in North Dakota, South Dakota and Minnesota from Pizza Hut, Inc. for $29.9 million. The Company expects to acquire one additional flood-damaged unit in Minnesota after Pizza Hut repairs the unit to the Company's satisfaction. The acquisition was funded through the Company's recently increased $200 million Revolving Credit Facility.

      NPC International, Inc. is the world's largest Pizza Hut franchisee and now operates 680 Pizza Hut restaurants and delivery kitchens in twenty-four states. Through Romacorp, Inc. a wholly-owned subsidiary, NPC also operates and franchises 185 Tony Roma's restaurants, the casual theme restaurant Famous For Ribs.

      For more information contact Troy D. Cook, Vice President Finance and Chief Financial Officer, NPC International, Inc., 720 West 20th Street, Pittsburg, Kansas 66762. Telephone number: (316) 231-3390.







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                                   97-10
_______________________________
     *The term "pollutant" means any substance subject to control under the Federal Water Pollution Act, 33 U.S.C. 1251, et seq., or the Clean Air Act, 42 U.S.C. 7401, et seq., or regulations promulgated thereunder. The term "toxic or hazardous waste" means any chemical, substance, or material that is classified by the Environmental Protection Agency as a hazardous substance under the Comprehensive Environmental Response, Compensation' and Liability Act of 1980, 42 U.S.C. 9601, et seq., or regulations promulgated thereunder, or under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq., or regulations promulgated thereunder, or which is a petroleum product, or which is classified by any applicable state or local regulation or statute as a hazardous waste.